UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2006

UNIVERSAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50284

Delaware	80-0025175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 East Altamonte Drive, Unit 1050
Altamonte Springs, Florida 32701
(Address of principal executive offices, including zip code)

(407) 260-9206
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 22, 2006, Universal Energy Corp. (the "Company") signed a Seismic Option, Farmout and Net Carried Interest Agreement(the "Agreement") with 1097885 Alberta Ltd and 0700667 BC Ltd. This Agreement will allow the Company to earn a 95% working interest in certain lands in the Pembina Nisku fairway, located in north central Alberta. The working interest is subject to a 5 percent net carried interest and a 15 percent convertible gross overriding royalty.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed as part of this report.

Exhibit 10.1 Seismic Option, Farmout and Net Carried Interest Agreement between 1097885 Alberta Ltd., 0700667 BC Ltd., and Universal Energy Corp., dated September 22, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Date: September 26, 2006	By:	/s/ Dyron M. Watford
Dyron M. Watford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Seismic Option, Farmout and Net Carried Interest Agreement between 1097885 Alberta Ltd., 0700667 BC Ltd., and Universal Energy Corp., dated September 22, 2006